 Exhibit 99.1

News Release

IGT and Bally Technologies Settle Patent Litigation

(LAS VEGAS – October 25, 2012) – International Game Technology (NYSE: IGT) and Bally Technologies, Inc. (NYSE: BYI) announced today they have entered into a Settlement and License Agreement that will end their pending patent litigation in the case styled IGT v. Bally Gaming Int'l, Inc., Civil Action No. 1:06-cv-00282-SLR (D. Del.). As part of the settlement agreement, Bally will obtain a patent license to IGT's bonusing portfolio under confidential terms and will dismiss its counterclaims with prejudice.

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About IGT

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for regulated markets around the world. IGT's recent acquisition of DoubleDown Interactive provides engaging casino style entertainment to more than 5 million players monthly. More information about IGT is available at www.IGT.com or connect with IGT at @IGTNews or http://www.facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or http://www.doubledowncasino.com/

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Contacts:

Mariya Barnes

Senior Manager, Global Communications

IGT Public Relations
702-669-7679
Mariya.Barnes@igt.com